UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

____________

Date of Report (Date of earliest event reported) March 14, 2005 (March 8, 2005)

Cendant Corporation
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10308 (Commission File No.)	06-0918165 (I.R.S. Employer Identification Number)
9 West 57th Street New York, NY (Address of principal executive office)	10019 (Zip Code)

Registrant's telephone number, including area code  (212) 413-1800

None
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 1.02	Termination of Material Definitive Agreement.

On March 14, 2005, Cendant Corporation (“Cendant”) announced that its previously disclosed strategic realignment and disposition of several non-core business units will result in the streamlining of its division management structure and changes in reporting relationships. Cendant’s press release announcing the streamlining of its division management structure is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with this strategic realignment and disposition, Kevin M. Sheehan, Chief Executive Officer of our Vehicle Services Division, and Scott E. Forbes, Senior Executive Vice President and Managing Director of Cendant Europe, Middle East and Africa, will be leaving Cendant effective May 6, 2005.

In connection with the departure of Messrs. Sheehan and Forbes, our Board of Directors authorized separation agreements which will provide the officers with severance benefits in exchange for a release of claims and an agreement to provide Cendant with post-termination services and protections for no additional compensation beyond the severance benefits described herein. Messrs. Sheehan and Forbes will receive severance benefits comprised of a lump sum cash severance payment equal to $6,839,625 and $4,709,250, respectively, which is equal to 299% of each officer’s current rate of base salary plus current target bonus, and the acceleration of equity incentive awards pursuant to such officers’ employment agreements. In addition, Mr. Sheehan will receive vested post-termination medical benefits pursuant to a program sponsored by Avis, and Mr. Forbes will receive certain post-termination medical benefits and relocation benefits, both pursuant to the terms of their existing employment agreements. In connection with the separation agreements, Messrs. Sheehan's and Forbes' employment agreements will terminate, except for certain provisions relating to post-termination obligations that will survive.

In addition to providing a release of claims against Cendant, Messrs. Sheehan’s and Forbes’ separation agreements will provide for extended restricted periods applicable to post-employment non-competition and non-solicitation covenants which will now have terms of 3 years and 4 years, respectively. Messrs. Sheehan and Forbes will also provide certain transition and consulting services to Cendant through December 31, 2008, and will remain available for the rest of their respective lives to provide assistance with Cendant legal matters for no additional compensation.

Item 8.01	Other Events.

On March 8, 2005, we announced that our board of directors approved a change in our dividend policy to increase our regular quarterly cash dividend by 22% to $0.11 from $0.09 per common share, effective with the third quarter dividend payment. The actual declaration of any future dividends and the establishment of the record dates related thereto remains subject to further action by our board. In addition, we announced that our board formally approved our plans for the previously announced disposition of our Marketing Services Division. As a result, the division will be classified as a discontinued operation in the first quarter of 2005. Our press release containing these announcements is included as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits
99.1	Press Release, dated March 14, 2005.
99.2	Press Release, dated March 8, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENDANT CORPORATION
By:	/s/ Eric J. Bock
Eric J. Bock Executive Vice President, Law and Corporate Secretary

Date: March 14, 2005

CENDANT CORPORATION
CURRENT REPORT ON FORM 8-K
Report Dated March 14, 2005 (March 8, 2005)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated March 14, 2005.
99.2	Press Release, dated March 8, 2005.